UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024 (May 30, 2024)

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 West Fulton Market Suite 700
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In March 2024, the Company terminated a previously filed registration statement on Form S-3 (the “Demand Registration Statement”) as the Company was no longer eligible to register securities on Form S-3. On March 25, 2024, the Company entered into a Waiver of Registration Rights (the “Waiver Agreement”) with Baker Brothers Life Sciences L.P. and 667, L.P. (the Baker Funds) to obtain a waiver of the registration rights relating to all of these securities previously registered for resale by the Demand Registration Statement for a period of thirty (30) days.

On April 29, 2024, the Baker Funds agreed to extend the Waiver Agreement through May 27, 2024 (“Amendment to the Waiver Agreement”).

On May 30, 2024, the Baker Funds agreed to further extend the Waiver Agreement through June 26, 2024 (“Amendment No. 2 to the Waiver Agreement”), effective as of May 25, 2024.

The foregoing summary of Amendment No. 2 to the Waiver Agreement does not purport to be complete and is qualified in its entirety by Amendment No. 2 to the Waiver Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Waiver of Registration Rights entered into as of May 30, 2024 by and between the Registrant and Baker Brothers Life Sciences L.P. and 667, L.P
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 31, 2024	By:	/s/ Robert J. Kelley
Robert J. Kelley Chief Executive Officer